Exhibit 99.1

news release	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40202
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Amy Smith
Humana Investor Relations
(502) 580-2811
e-mail: Amysmith@humana.com
Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana Reports Second Quarter 2018 Financial Results;

Raises Full Year 2018 Adjusted EPS Guidance

•	2Q18 earnings per diluted common share (EPS) of $1.39 on a GAAP basis, $3.96 on an Adjusted basis

•	New full year 2018 GAAP EPS guidance of approximately $11.52; Adjusted EPS guidance raised $0.25 from the previous guidance midpoint to approximately $14.15

•	Continued favorable inpatient utilization in Medicare Advantage resulting in improved full year 2018 Retail segment benefit ratio guidance

•	Further advanced the company’s integrated care delivery strategy with the closing of the Kindred at Home and Curo Health Services transactions

•	Substantial progress with governmental approvals related to the sale of the company’s closed block of non-strategic commercial long-term care insurance policies resulting in a charge of $2.59 EPS

LOUISVILLE, KY (August 1, 2018) – Humana Inc. (NYSE: HUM) today reported consolidated pretax income and diluted earnings per common share (EPS) for the quarter ended June 30, 2018 (2Q18) versus the quarter ended June 30, 2017 (2Q17) and for the six months ended June 30, 2018 (1H 2018) versus the six months ended June 30, 2017 (1H 2017) as follows:

Consolidated pretax income In millions	2Q18 (a)	2Q17 (b)	1H 2018 (c)	1H 2017 (d)
Generally Accepted Accounting Principles (GAAP)	$19	$1,042	$726	$2,731
Loss on sale of KMG America Corporation (KMG), a wholly-owned subsidiary	790	—	790	—
Amortization associated with identifiable intangibles	21	18	51	36
Operating income associated with the Individual Commercial segment	(18)	(118)	(71)	(181)
Net gain associated with the terminated merger agreement (for 1H 2017, primarily the break-up fee)	—	—	—	(947)
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)	—	—	—	54

Adjusted (non-GAAP)	$812	$942	$1,496	$1,693

Diluted earnings per common share (EPS)	2Q18 (a)	2Q17 (b)	1H 2018 (c)	1H 2017 (d)
GAAP	$1.39	$4.46	$4.93	$11.98
Loss on sale of KMG, a wholly-owned subsidiary	2.59	—	2.59	—
Amortization associated with identifiable intangibles	0.12	0.08	0.28	0.16
Operating income associated with the Individual Commercial segment	(0.10)	(0.51)	(0.39)	(0.77)
Adjustments to provisional estimates for the income tax effects related to the tax reform law enacted on December 22, 2017 (Tax Reform Law)	(0.04)	—	(0.09)	—
Net gain associated with the terminated merger agreement (for IH 2017, primarily the break-up fee)	—	—	—	(4.31)
Beneficial effect of lower effective tax rate in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact	—	(0.54)	—	(1.06)
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)	—	—	—	0.23
Adjusted (non-GAAP)	$3.96	$3.49	$7.32	$6.23

The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated.

GAAP and Adjusted pretax income and EPS results reflect the solid execution of the company’s strategy, including, among other items, strong Medicare Advantage membership growth, lower inpatient medical utilization in the Retail segment driving a better than expected benefit ratio, and significant operating cost efficiencies in the first half of 2018 driven by productivity initiatives implemented in 2017. The company also benefited from a lower tax rate year-over-year as a result of the Tax Reform Law, allowing it to invest pretax dollars in its employees, the communities of its members, technology and its integrated care delivery model to drive more affordable healthcare and better clinical outcomes. In addition, year-over-year comparisons are impacted by the return of the health insurer fee in 2018; enhanced 2018 Medicare Advantage member benefits resulting from the investment of the better than expected 2017 individual Medicare Advantage pretax earnings; lower Prior Period Development, as expected; and a more severe flu season than last year which affects the first half comparisons. EPS results were further impacted by a lower number of shares in 2018, primarily reflecting share repurchases in 2017. Please refer to the consolidated and segment highlights sections that follow for additional discussion of the factors impacting year-over-year results.

“Our strong 2018 financial results are testimony to the underlying improvement in our operating metrics, like Net Promoter Score, digital self-service utilization and call transfer reduction, and to the growing effectiveness of our national and local clinical programs,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. “Also, we took another large step this quarter in helping our members, especially those living with chronic conditions, by beginning the integration of important clinical services through our investments in Kindred at Home and Curo, and through our partnership with Walgreens. Over time, these moves, along with the continuous improvement of our operating system, will go a long way in simplifying the healthcare experience of our members and provider partners, while also improving the health status of our members.”

Long-Term Care Divestiture Update

The company has made substantial progress towards receiving the approvals necessary to complete the sale of its wholly-owned subsidiary, KMG America Corporation (KMG), which includes the company’s closed block of non-strategic commercial long-term care insurance policies, to Continental General Insurance Company (CGIC) (LTC Transaction). Accordingly, during 2Q18, the company recognized a pretax loss on the expected sale of $790 million, including transaction costs, and recorded an associated deferred tax benefit of $430 million for a net EPS impact of $2.59 per diluted common share. The company also classified KMG as held-for-sale and aggregated its assets and liabilities separately on the balance sheet at June 30, 2018.

In addition, in connection with the expected KMG divestiture, during 2Q18 the company entered into a series of reinsurance agreements (Reinsurance Transaction) to fully cede its workplace voluntary benefit (WVB) and Financial Protection Products (FPP) to ManhattanLife Assurance Company of America (ManhattanLife). These products were previously reported as supplemental benefit offerings in the company’s Group and Specialty segment and are expected to result in a reduction in the company’s Specialty membership of approximately 450,000 members, approximately 430,000 of which were ceded during 2Q18. In addition, in connection with the Reinsurance Transaction, the company expects to transfer a total of approximately $245 million of subsidiary cash along with the related reserves to ManhattanLife, $230 million of which was transferred during 2Q18. This transfer of cash had no impact on cash and short-term investments held at the parent company, but is classified as an operating cash outflow that was not previously contemplated in the company’s operating cash flow guidance.

The sale of KMG is expected to close during the third quarter of 2018. Upon closing of both Transactions, the company will have no remaining exposure to the commercial long-term care insurance or the non-core WVB and FPP businesses.

2018 Earnings Guidance

Humana today raised its Adjusted EPS guidance for the year ending December 31, 2018 (FY18). The company now expects GAAP EPS of approximately $11.52 from the previous range of $13.54 to $13.94, while FY18 Adjusted EPS guidance was increased to approximately $14.15 from its previous range of $13.70 to $14.10.

“We are very pleased with the continued strong operational execution of our strategy which positions the company well for the back half of the year,” said Brian A. Kane, Chief Financial Officer. “This execution, coupled with the strategic moves we have made, will sustain this performance for 2019 and beyond.”

A reconciliation of GAAP to Adjusted EPS for the company’s FY18 projections as well as comparable numbers for the year ended December 31, 2017 (FY17) is shown below for comparison.

Diluted earnings per common share	FY18 Guidance (e)		FY17 (f)
GAAP	~ $	11.52	$16.81
Loss on Sale of KMG, a wholly-owned subsidiary		2.60	—
Amortization of identifiable intangibles		0.51	0.32
Operating income associated with the Individual Commercial segment		(0.39)	(0.84)
Impact of Tax Reform Law, primarily re-measurement of deferred tax assets at lower corporate tax rates		(0.09)	0.92
Net (gain) expenses associated with the terminated merger agreement (for FY17, primarily the break-up fee)		—	(4.31)
Beneficial effect of lower effective tax rate in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact		—	(2.15)
Guaranty fund assessment expense to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company)		—	0.24
Charges associated with voluntary and involuntary workforce reduction programs		—	0.64
Costs associated with early retirement of debt in the fourth quarter of 2017		—	0.08

Adjusted (non-GAAP) – FY18 projected	~ $	14.15	$11.71

Detailed Press Release

Humana’s full earnings press release including the statistical pages has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).

Conference Call

Humana will host a conference call at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.

All parties interested in the audio only portion of the company’s 2Q18 earnings conference call are invited to dial 888-625-7430. No password is required. The audio-only webcast of the 2Q18 earnings call may be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.

For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast. Telephone replays will also be available approximately two hours following the live event until midnight eastern time on October 1, 2018 and can be accessed by dialing 855-859-2056 and providing the conference ID #5593277.

Footnotes

(a)	2Q18 Adjusted results exclude the following:

•	Loss of approximately $790 million pretax, or $2.59 per diluted common share, associated with the company’s pending sale of its wholly-owned subsidiary, KMG America Corporation (KMG). GAAP measures affected in this release include consolidated pretax and EPS.

•	Amortization expense for identifiable intangibles of approximately $21 million pretax income, or $0.12 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment pretax results (for each segment’s amount of such amortization).

•	Operating income of $18 million pretax, or $0.10 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio.

•	Adjustment of $0.04 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law. The only GAAP measure affected in this release is EPS.

(b)	2Q17 Adjusted results exclude the following:

•	Amortization expense for identifiable intangibles of approximately $18 million, or $0.08 per diluted common share; GAAP measures affected in this release include consolidated pretax income, EPS, and segment pretax results (for each segment’s amount of such amortization).

•	Operating income of $118 million pretax, or $0.51 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio.

•	The one-year beneficial effect of a lower effective tax rate of approximately $0.54 per diluted common share in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact. The only GAAP measure affected in this release is EPS.

(c)	1H 2018 Adjusted results exclude the following:

•	Loss of approximately $790 million pretax, or $2.59 per diluted common share, associated with the company’s pending sale of its wholly-owned subsidiary, KMG America Corporation (KMG). GAAP measures affected in this release include consolidated pretax and EPS.

•	Amortization expense for identifiable intangibles of approximately $51 million pretax, or $0.28 per diluted common share; GAAP measures affected in this release include consolidated pretax income, EPS, and segment pretax results (for each segment’s amount of such amortization).

•	Operating income of approximately $71 million pretax, or $0.39 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio.

•	Adjustment of $0.09 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law. The only GAAP measure affected in this release is EPS.

(d)	1H 2017 Adjusted results exclude the following:

•	Amortization expense for identifiable intangibles of approximately $36 million pretax, or $0.16 per diluted common share; GAAP measures affected in this release include consolidated pretax income, EPS, and segment pretax results (for each segment’s amount of such amortization).

•	Operating income of approximately $181 million pretax, or $0.77 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio.

•	Net gain from the termination of the merger agreement of approximately $947 million pretax, or $4.31 per diluted common share; includes the net break-up fee and transaction costs net of the tax benefit associated with certain expenses which were previously non-deductible; GAAP measures affected in this release include consolidated pretax income and EPS.

•	The one-year beneficial effect of a lower effective tax rate of approximately $1.06 per diluted common share in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact. GAAP measures affected in this release include consolidated EPS.

•	Guaranty fund assessment expense of approximately $54 million pretax, or $0.23 per diluted common share, to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company); GAAP measures affected in this release include consolidated pretax income, EPS, and consolidated operating costs ratio. Under state guaranty assessment laws, the company may be assessed (up to prescribed limits) for certain obligations to the policyholders and claimants of insolvent insurance companies that write the same line or lines of business as the company. On March 1, 2017, a court ordered the liquidation of Penn Treaty which triggered assessments from the state guaranty associations.

(e)	FY18 Adjusted EPS projections exclude the following:

•	Loss of approximately $790 million pretax, or $2.60 per diluted common share associated with the company’s sale of its wholly-owned subsidiary, KMG America Corporation (KMG).

•	Amortization expense for identifiable intangibles of approximately $92 million pretax, or $0.51 per diluted common share.

•

Operating earnings of approximately $70 million pretax, or $0.39 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed.

•	Adjustment of $0.09 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law.

(f)	FY17 Adjusted results exclude the following:

•	Amortization expense for identifiable intangibles of approximately $75 million pretax, or $0.32 per diluted common share.

•

Operating income of approximately $193 million pretax, or $0.84 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed.

•

Net gain from the termination of the merger agreement of approximately $936 million pretax, or $4.31 per diluted common share; includes the net break-up fee and transaction costs net of the tax benefit associated with certain expenses which were previously non-deductible.

•

The one-year beneficial effect of a lower effective tax rate of approximately $2.15 per diluted common share in light of pricing and benefit design assumptions associated with the 2017 temporary suspension of the non-deductible health insurance industry fee; excludes Individual Commercial segment impact.

•

Guaranty fund assessment expense of approximately $54 million pretax, or $0.24 per diluted common share, to support the policyholder obligations of Penn Treaty (an unaffiliated long-term care insurance company). Under state guaranty assessment laws, the company may be assessed (up to prescribed limits) for certain obligations to the policyholders and claimants of insolvent insurance companies that write the same line or lines of business as the company. On March 1, 2017, a court ordered the liquidation of Penn Treaty which triggered assessments from the state guaranty associations.

•	Expense of approximately $148 million pretax, or $0.64 per diluted common share, associated with voluntary and involuntary workforce reduction programs.

•	Expense of approximately $17 million pretax, or $0.08 per diluted common share, associated with early retirement of debt in the fourth quarter of 2017.

•	The impact of approximately $0.92 per diluted common share associated with the re-measurement of deferred tax assets at lower corporate tax rates under the Tax Reform Law.

Cautionary Statement

This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•

If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

•

If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

•

The divestiture of Humana’s subsidiary, KMG America Corporation, is subject to various closing conditions, including various regulatory approvals and customary closing conditions, as well as other uncertainties, and there can be no assurances as to whether and when it may be completed.

•

If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•

Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

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As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•

The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

•

Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2017;

•	Form 10-Q for the quarter ended March 31, 2018; and

•	Form 8-Ks filed during 2018.

About Humana

Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.

More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases and conference calls

•	Calendar of events

•	Corporate Governance information